                                    EXHIBIT 2

                             JOINT FILING AGREEMENT

                 In accordance with Rule 13d-1(k) of the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13D with respect to the Common Stock, par value $.001 per share of North American Technologies Group, Inc., and further agree that this Joint Filing Agreement shall be included as an Exhibit to such joint filing. The undersigned further agree that any amendments to such statement on Schedule 13D shall be filed jointly on behalf of each of them without the necessity of entering into additional joint filing agreements.

        The undersigned further agree that each party hereto is responsible for timely filing of such statement on Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein; provided that no party is responsible for the completeness or accuracy of the information concerning any other party, unless such party knows or has reason to believe that such information is inaccurate.

        The undersigned shall not be deemed to admit membership in a group by reason of entering into this Joint Filing Agreement.

        This Joint Filing Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original instrument, but all of such counterparts together shall constitute but one agreement.

        In evidence thereof the undersigned, being duly authorized, hereby execute this Joint Filing Agreement this 24th day of February, 2005.



                    SPONSOR INVESTMENTS, LLC
                    By: Herakles Investments, Inc., Manager

                    By:     /s/ Robert W. Korba
                    ------------------------------------------------
                    Name:   /s/ Robert W. Korba
                    Title:  President


                    HERAKLES INVESTMENTS, INC.

                    By:     /s/ Robert W. Korba
                    ------------------------------------------------
                    Name:   Robert W. Korba
                    Title:  President

                    ASTRAEA INVESTMENT MANAGEMENT, L.P.
                    By: ASTRAEA INVESTMENT AND MANAGEMENT SERVICES COMPANY, a Delaware corporation, General Partner

                    By:      /s/ Bruce Leadbetter
                    ------------------------------------------------
                    Name:   Bruce Leadbetter
                    Title:  President

                              /s/ Paul Pottinger
                     --------------------------------------------------------
                     Paul Pottinger

                             /s/ Christopher Bancroft
                     --------------------------------------------------------
                     Christopher Bancroft

                             /s/ Michael Jordan
                     --------------------------------------------------------
                      Michael Jordan

                             /s/ John M. Pigott
                     --------------------------------------------------------
                     John M. Pigott

                             /s/ Goh Yong Siang
                     --------------------------------------------------------
                     Goh Yong Siang

                             /s/ Pat Long
                     --------------------------------------------------------
                     Pat Long

                             /s/ David Kellogg
                     --------------------------------------------------------
                     David Kellogg

                             /s/ Charles Jarvie
                     --------------------------------------------------------
                     Charles Jarvie

                             /s/ David Pasahow
                     --------------------------------------------------------
                      David Pasahow


                     CRESTVIEW CAPITAL MASTER, LLC

                     By:     /s/ Robert Hoyt
                     --------------------------------------------------------
                     Name:   Robert Hoyt
                     Title:  Managing Director


                     MIDSUMMER INVESTMENT, LTD.

                     By:     /s/ Scott D. Kaufman
                     --------------------------------------------------------
                     Name:   Scott D. Kaufman
                     Title:  Manager, Director Midsummer Capital LLC as
                             Investment Advisor to Midsummer Investment, Ltd.

                                 ISLANDIA, L.P.

                                 By:     /s/ Edgar Berner
                                 --------------------------------------------
                                 Name:   Edgar Berner
                                 Title:  Vice President of John Lang, Inc.
                                         General Partner of Islandia, L.P.


                                 BIG BEND XI INVESTMENTS, LTD

                                 By:     /s/ Steven D. Leeke
                                 --------------------------------------------
                                 Name:   Steven D. Leeke
                                 Title:  Authorized Representative


                                 HLT FFT, LLC

                                 By:     /s/ Harris Toibb
                                 --------------------------------------------
                                 Name:   Toibb Management LLC, Its Manager
                                 Title:  Harris Toibb, Manager

                                         /s/ Richard P. Kiphart
                                 --------------------------------------------
                                 Richard Kiphart


                                 CRESTVIEW WARRANT FUND, L.P.

                                 By:     /s/ Steven J. Halpern
                                 --------------------------------------------
                                 Name:   Steven J. Halpern
                                 Title:  Managing Member


                                 ROOSTER, L.P.

                                 By:     /s/ Richard O. Berner
                                 --------------------------------------------
                                 Name:   Richard O. Berner
                                 Title:  Vice President of Duck Jibe II, Co.,
                                         General Partner of Rooster, L.P.